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                            ARTICLES OF INCORPORATION

                                       OF

                               HATCH IMPORTS, INC.

                      ONE: The name of this corporation is:

                               HATCH IMPORTS, INC

           TWO: The purpose for which this corporation is formed are:

        To engage primarily in the steel importing and steel brokerage business and related activities

     (b) To purchase, acquire, own, hold, lease either as lessor or lessee, improved and unimproved, apartment houses, hotels, boarding houses, business blocks, office buildings, manufacturing works and plants, dwelling houses and other buildings of any kind.

        To sell, exchange, mortgage, create or assume obligations either secured or not, deed in trust, improve, farm, develop, construct, maintain, equip, operate and generally deal in any and all lands, and any and all other property of any and every kind or description, real, personal and mixed, wheresoever situated, including water and water rights, to supervise and manage all classes of properties, income bearing or otherwise, for other persons, corporations and associations; to act as agent, broker, or attorney in fact, on a commission basis or otherwise, for any






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other person, corporation or association; to negotiate sales, leases, mortgages, deeds of trust and other encumbrances or properties of other persons, corporations and associations, real, personal and mixed, wheresoever situated; and generally to maintain, conduct and carry on the business of real estate agent and broker.

        (d) To acquire, by purchase or otherwise, the good will, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part,
(ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the good will, business rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business

        (e) To manufacture, fabricate, assemble, to take, purchase, and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and otherwise dispose of, and to invest trade, deal in and deal with goods, wares and merchandise and




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or to enhance the value of its property or business.

        (i) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinancy, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect and to appropriate any of this corporation's shares, bonds and/or assets to defray the costs, charges and expenses thereof.

        (j) To subscribe or cause to be subscribed for and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds to trust, debentures securities, obligations, evidences of indebtedness, notes, good will, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units of interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the State of California or of any other state, territory, or country; and to operate, manage and control such





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properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and while the owners of any of said shares of capital stock, to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some persons or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

        To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of indebtedness

        (l) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank, or trust company.

        To issue bonds, notes, debentures or other obligations of this corporation form time to time for any of the objects or purposes of this corporation, and to secure the same by




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mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are now in force or may be hereafter amended.

        To purchase, acquire, take, hold, own use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign, or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.

        To carry on any business whatsoever, either as principal or as a agent or both, or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state, in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries. To engage in any one or




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more other businesses or transactions which the board of directors of this corporation may from time to time authorize and approve, whether related or unrelated to the business described above or to any other business then or theretofore done by this corporation.

        (p) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter, be amended.

        The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers

        THREE: The principal office for the transaction of the business of this corporation shall be at 14622 Victory Boulevard, Van Nuys, California, located in the County of Los Angeles.

        FOUR: This corporation is authorized to issue only one class of shares of stock and the total number of shares which this corporation shall be authorized to issue shall be seven hundred fifty (750) shares; the aggregate par value thereof shall



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be Seventy-Five Thousand ($75,000.00) Dollars and the par value of each of the said shares shall be One Hundred ($100.00) Dollars.

        FIVE: The number of directors of this corporation shall be three (3), and the names and addresses of the persons hereby appointed to act as the first directors of this corporation are as follows:

        Harry F. Hatch               14622 Victory Boulevard
                                     Van Nuys, California 91401

        Laura D. Hatch               14622 Victory Boulevard
                                     Van Nuys, California 91401

        Robert J. Hatch              14622 Victory Boulevard
                                     Van Nuys, California 91401

        IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 25th day of August, 1967.


                                                   /s/ Harry F. Hatch
                                                   ----------------------------
                                                          Harry F. Hatch


                                                   /s/ Laura D. Hatch
                                                   ----------------------------
                                                          Laura D. Hatch


                                                   /s/ Robert J. Hatch
                                                   ----------------------------
                                                          Robert J. Hatch


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STATE OF CALIFORNIA     )
                        ) ss
COUNTY OF LOS ANGELES   )


        On this 25th day of August, 1967, before me, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared HARRY F. HATCH, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, and acknowledged to me that he executed the same.

        WITNESS my hand and official seal.



                                                  /s/ Pauline M Warmoth
                                            ----------------------------------
                                              Notary Public in and for said
                                                    County and State





                                                  PAULINE M. WARMOTH
                                            My Commission Expires July 6, 1970
                                                  (SEAL) [SEAL OMITTED]



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                           CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

ROBERT J. HATCH and LAURA D. HATCH certify that:

     1. They are the President and the Secretary, respectively, of HATCH IMPORTS, INC., a California corporation

     2. Article Four of the Articles of Incorporation of this Corporation is amended to read as follows:

          FOUR. This corporation is authorized to issue only one class of shares of no par stock which shall be designated as "common" shares. The total number of common shares which this corporation shall be authorized to issue shall be seven hundred fifty (750) shares.

     3. The foregoing amendement of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with Section 902 of the Corporation Code. The total number of outstanding shares of the corporation is 500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


     DATED: October 15, 1994                      HATCH IMPORTS, INC.
                                                  A California Corporation

                                                  BY: /s/ Robert J. Hatch
                                                      --------------------------
                                                      ROBERT J. HATCH, President

                                              AND BY: /s/ Laura D. Hatch
                                                      --------------------------
                                                      LAURA D. HATCH, Secretary

                          CERTIFICATE OF AMENDMENT OF

                           ARTICLES OF INCORPORATION

ROBERT J. HATCH and WILLIAM E. HATCH certify that:

     1. They are the President and the Secretary, respectively, of HATCH IMPORTS, INC., a California corporation.

     2. Article Four of the Articles of Incorporation of this Corporation is amended to read as follows:

          FOUR. This corporation is authorized to issue only one class of shares of no par stock which shall be designated as "common" shares. The total number of common shares which this corporation shall be authorized to issue shall be two thousand five hundred (2500) shares.

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with Section 902 of the Corporation Code. The total number of outstanding shares of the corporation is 500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATED: September 30, 1998



                                             By: /s/ Robert J. Hatch
                                                 -------------------------
                                                 ROBERT J. HATCH, President

                            AND BY: /s/ William E. Hatch
                                    ----------------------------
                                    WILLIAM E. HATCH, Secretary   [SEAL OMITTED]